Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations and Controller Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP REPORTS SECOND QUARTER FISCAL 2022 RESULTS

IMPROVING MARGINS & CASH FLOW; RAISES ADJUSTED EARNINGS GUIDANCE

BERWYN, Pa. – November 9, 2021 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its second quarter fiscal year 2022, which ended September 30, 2021.

Second Quarter Fiscal 2022

•
Net sales of $357.4 million
•
Operating income of $16.5 million with operating margin of 5%; adjusted operating income of $28.0 million with adjusted operating margin of 8%
•
Net loss of $9.1 million, or ($0.14) per share; adjusted net income of $6.4 million, or $0.10 per diluted share
•
Cash flow used in operations of $36.0 million; free cash use of $41.4 million

Full-Year Fiscal 2022 Guidance

•
Net sales guidance of between $1.5 billion - $1.6 billion
•
GAAP earnings per diluted share of between ($0.15) - $0.05
•
Adjusted earnings per diluted share of between $0.68 - $0.88, up $0.27 from prior guidance
•
Cash flow used in operations of between $110.0 million - $125.0 million and free cash use of $135.0 million - $150.0 million
•
Cash flow expected to be positive over the remainder of fiscal 2022

“Triumph's second quarter results reflect improving margins and cash flows. Our diverse portfolio remains a competitive advantage as we continue to see strong recovery in MRO services and commercial narrow body production rates,” stated Daniel J. Crowley, Triumph’s chairman, president and chief executive officer. “Triumph's near doubling of profitability year over year on an adjusted basis across both business units reflects our operational progress and supports our improved outlook.”

Mr. Crowley continued, “During the quarter, we pivoted to growth by securing over $1 billion in new contracts and investing in our newly formed joint venture with Air France Industries KLM Engineering & Maintenance, xCelle Americas. As we accelerate our organic growth, we remain committed to delivering value to all our stakeholders.”

Second Quarter Fiscal Year 2022 Overview

Excluding divestitures and sunsetting programs, sales for the second quarter of fiscal year 2022 were down 2% organically from the prior year period due to declines in commercial widebody production offset by increased maintenance, repair and overhaul work and commercial narrow body production.

Second quarter operating income of $16.5 million, which includes net favorable reserve adjustments achieved through efficiencies and retirement of programmatic risks. Net loss for the second quarter of fiscal year 2022 was $9.1 million, or ($0.14) per share. On an adjusted basis, net income was $6.4 million, or $0.10 per share.

Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	EPS
Loss from Continuing Operations - GAAP	$(7.3)	$(9.1)	$(0.14)
Loss on sale of assets and businesses (non-cash)	7.7	7.7	0.12
Pension charges	3.9	3.9	0.06
Restructuring costs (cash)	3.9	3.9	0.06
Adjusted Income from Continuing Operations - non-GAAP *	$8.2	$6.4	$0.10

* Differences due to rounding

The number of shares used in computing diluted earnings per share for the second quarter of 2022 was 65.0 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.94 billion, up 5% on a sequential basis, primarily on commercial narrow body platforms.

For the second quarter of fiscal year 2022, cash flow used in operations was $36.0 million.

Outlook

Based on anticipated aircraft production rates, but excluding the impacts of any potential divestitures, the Company continues to expect net sales for fiscal year 2022 will be approximately $1.5 billion to $1.6 billion.

The Company continues to expect GAAP fiscal year 2022 earnings per diluted share of ($0.15) to $0.05 and updated its adjusted earnings per diluted share to $0.68 to $0.88, up $0.27 from prior guidance.

The Company continues to expect fiscal year 2022 cash used in operations of $110.0 million to $125.0 million and free cash use of $135.0 million to $150.0 million. The company expects to be approximately break even cash flow in the third quarter and free cash flow positive in the fourth quarter of the fiscal year.

The Company's current outlook reflects adjustments detailed in the attached tables and excludes the impacts of any potential future divestitures.

Conference Call

Triumph will hold a conference call November 9th, at 8:30 a.m. (ET) to discuss the second quarter of fiscal year 2022 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from November 9th to November 16th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #5174356.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF OPERATIONS	2021	2020	2021	2020
Net sales	$357,396	$481,815	$754,042	$976,892
Cost of sales (excluding depreciation shown below)	262,335	382,072	556,013	775,915
Selling, general & administrative	54,108	56,239	110,359	113,442
Depreciation & amortization	12,945	22,098	28,376	50,700
Impairment of long-lived assets	—	—	—	252,382
Restructuring costs	3,897	13,237	8,382	28,676
Loss on sale of assets and businesses, net	7,660	747	13,629	747
Operating income (loss)	16,451	7,422	37,283	(244,970)
Interest expense and other, net	34,183	52,506	72,741	87,463
Debt extinguishment loss	—	—	9,689	—
Non-service defined benefit income	(10,449)	(12,427)	(8,727)	(24,843)
Income tax expense	1,787	832	3,001	1,685
Net loss	$(9,070)	$(33,489)	$(39,421)	$(309,275)
Loss per share - basic:
Net loss	$(0.14)	$(0.64)	$(0.61)	$(5.95)
Weighted average common shares outstanding - basic	64,545	52,011	64,427	51,941
Loss per share - diluted:
Net loss	$(0.14)	$(0.64)	$(0.61)	$(5.95)
Weighted average common shares outstanding - diluted	64,545	52,011	64,427	51,941

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited September 30, 2021	Audited March 31, 2021
Assets
Cash and cash equivalents	$194,122	$589,882
Accounts receivable, net	175,267	194,066
Contract assets	150,408	134,638
Inventory, net	387,906	400,366
Prepaid and other current assets	16,278	19,206
Assets held for sale	44,399	216,276
Current assets	968,380	1,554,434
Property and equipment, net	179,079	211,369
Goodwill	516,079	521,638
Intangible assets, net	90,430	102,453
Other, net	46,749	61,041
Total assets	$1,800,717	$2,450,935
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$3,637	$5,247
Accounts payable	142,600	179,473
Contract liabilities	159,691	204,379
Accrued expenses	235,714	271,160
Liabilities related to assets held for sale	7,368	58,108
Current liabilities	549,010	718,367
Long-term debt, less current portion	1,606,052	1,952,296
Accrued pension and post-retirement benefits, noncurrent	344,557	384,256
Deferred income taxes, noncurrent	7,479	7,491
Other noncurrent liabilities	122,488	207,378
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 64,601,735 and 64,488,674 shares issued	65	64
Capital in excess of par value	968,090	978,272
Treasury stock, at cost, 382 and 303,673 shares	(7)	(12,606)
Accumulated other comprehensive loss	(503,205)	(530,192)
Accumulated deficit	(1,293,812)	(1,254,391)
Total stockholders' deficit	(828,869)	(818,853)
Total liabilities and stockholders' deficit	$1,800,717	$2,450,935

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Six Months Ended September 30,
	2021	2020
Operating Activities
Net loss	$(39,421)	$(309,275)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28,376	50,700
Impairment of long-lived assets	—	252,382
Amortization of acquired contract liability	(2,707)	(28,150)
Loss on sale of assets and businesses	13,629	747
Curtailments, settlements, and special termination benefits loss, net	20,046	—
Other amortization included in interest expense	5,602	19,721
Provision for credit losses	320	4,689
Share-based compensation	5,072	5,407
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	8,268	117,434
Contract assets	(9,640)	15,871
Inventories	1,783	(26,945)
Prepaid expenses and other current assets	2,292	2,938
Accounts payable, accrued expenses, and contract liabilities	(190,152)	(319,444)
Accrued pension and other postretirement benefits	(27,852)	(24,920)
Other, net	(1,142)	(878)
Net cash used in operating activities	(185,526)	(239,723)
Investing Activities
Capital expenditures	(7,481)	(12,804)
Proceeds from sale of assets and businesses	185,622	1,521
Investment in joint venture	(2,101)	—
Purchase of facility related to divested businesses	(21,550)	—
Net cash provided by (used in) investing activities	154,490	(11,283)
Financing Activities
Net decrease in revolving credit facility	—	(400,000)
Proceeds from issuance of long-term debt	—	713,900
Retirement of debt and finance lease obligations	(353,513)	(92,843)
Payment of deferred financing costs	—	(17,342)
Premium on redemption of First Lien Notes	(7,489)	—
Repurchase of shares for share-based compensation minimum tax obligation	(3,118)	(495)
Net cash (used in) provided by financing activities	(364,120)	203,220
Effect of exchange rate changes on cash	(604)	2,534
Net change in cash and cash equivalents	(395,760)	(45,252)
Cash and cash equivalents at beginning of period	589,882	485,463
Cash and cash equivalents at end of period	$194,122	$440,211

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
SEGMENT DATA	2021	2020	2021	2020
Net sales:
Systems & Support	$248,781	$254,171	$507,194	$494,058
Aerospace Structures	108,643	228,778	246,895	486,655
Elimination of intersegment sales	(28)	(1,134)	(47)	(3,821)
	$357,396	$481,815	$754,042	$976,892
Operating income (loss):
Systems & Support	$38,100	$29,592	$73,646	$55,023
Aerospace Structures	3,605	(2,512)	14,828	(258,632)
Corporate	(22,429)	(17,037)	(46,119)	(35,954)
Share-based compensation expense	(2,825)	(2,621)	(5,072)	(5,407)
	$16,451	$7,422	$37,283	$(244,970)
Operating margin %
Systems & Support	15.3%	11.6%	14.5%	11.1%
Aerospace Structures	3.3%	(1.1%)	6.0%	(53.1%)
Consolidated	4.6%	1.5%	4.9%	(25.1%)

Depreciation and amortization^:
Systems & Support	$8,440	$8,121	$16,944	$16,477
Aerospace Structures	3,414	13,170	9,573	284,942
Corporate	1,091	807	1,859	1,663
	$12,945	$22,098	$28,376	$303,082
Amortization of acquired contract liabilities:
Systems & Support	$(1,493)	$(3,544)	$(2,695)	$(7,263)
Aerospace Structures	—	(13,619)	(12)	(20,887)
	$(1,493)	$(17,163)	$(2,707)	$(28,150)
Capital expenditures:
Systems & Support	$2,655	$3,228	$3,757	$9,511
Aerospace Structures	2,558	1,621	3,210	2,650
Corporate	156	232	514	643
	$5,369	$5,081	$7,481	$12,804
^ includes long-lived asset impairment charge in the first quarter of fiscal 2021

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and special termination benefits, legal settlements, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Non-service defined benefit income (inclusive of the adoption of ASU 2017-07 and certain pension related transactions such as curtailments, settlements, early retirement or other incentives) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.
•
Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of tradenames, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure,
•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.
•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.
•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business. However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2021	2020	2021	2020
Net loss	$(9,070)	$(33,489)	$(39,421)	$(309,275)
Add-back:
Income tax expense	1,787	832	3,001	1,685
Interest expense and other, net	34,183	52,506	72,741	87,463
Debt extinguishment loss	—	—	9,689	—
Pension charges	3,968	—	20,046	—
Loss on sale of assets and businesses, net	7,660	747	13,629	747
Amortization of acquired contract liabilities	(1,493)	(17,163)	(2,707)	(28,150)
Depreciation and amortization^	12,945	22,098	28,376	303,082
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$49,980	$25,531	$105,354	$55,552
Non-service defined benefit income (excluding pension charges)	(14,417)	(12,427)	(28,773)	(24,843)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$35,563	$13,104	$76,581	$30,709
Net sales	$357,396	$481,815	$754,042	$976,892
Net loss margin	(2.5%)	(7.0%)	(5.2%)	(31.7%)
Adjusted EBITDAP margin	10.0%	2.8%	10.2%	3.2%

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(9,070)
Add-back:
Non-service defined benefit income	(10,449)
Income tax expense	1,787
Interest expense and other, net	34,183
Operating income (loss)	$16,451	$38,100	$3,605	$(25,254)
Loss on sales of assets & businesses, net	7,660	—	—	7,660
Amortization of acquired contract liabilities	(1,493)	(1,493)	—	—
Depreciation and amortization	12,945	8,440	3,414	1,091
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$35,563	$45,047	$7,019	$(16,503)
Net sales	$357,396	$248,781	$108,643	$(28)
Adjusted EBITDAP margin	10.0%	18.2%	6.5%	n/a

	Six Months Ended September 30, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(39,421)
Add-back:
Non-service defined benefit income	(8,727)
Income tax expense	3,001
Debt extinguishment loss	9,689
Interest expense and other, net	72,741
Operating income (loss)	$37,283	$73,646	$14,828	$(51,191)
Loss on sales of assets & businesses, net	13,629	—	—	13,629
Amortization of acquired contract liabilities	(2,707)	(2,695)	(12)	—
Depreciation and amortization	28,376	16,944	9,573	1,859
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$76,581	$87,895	$24,389	$(35,703)
Net sales	$754,042	$507,194	$246,895	$(47)
Adjusted EBITDAP margin	10.2%	17.4%	9.9%	n/a

* Operating loss at Corporate includes share-based compensation expense.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(33,489)
Add-back:
Non-service defined benefit income	(12,427)
Income tax expense	832
Interest expense and other, net	52,506
Operating income (loss)	$7,422	$29,592	$(2,512)	$(19,658)
Loss on sales of assets & businesses, net	747	—	—	747
Amortization of acquired contract liabilities	(17,163)	(3,544)	(13,619)	—
Depreciation and amortization^	22,098	8,121	13,170	807
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$13,104	$34,169	$(2,961)	$(18,104)
Net sales	$481,815	$254,171	$228,778	$(1,134)
Adjusted EBITDAP margin	2.8%	13.6%	(1.4%)	n/a

	Six Months Ended September 30, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(309,275)
Add-back:
Non-service defined benefit income	(24,843)
Income tax expense	1,685
Interest expense and other, net	87,463
Operating (loss) income	$(244,970)	$55,023	$(258,632)	$(41,361)
Loss on sales of assets & businesses, net	747	—	—	747
Amortization of acquired contract liabilities	(28,150)	(7,263)	(20,887)	—
Depreciation and amortization^	303,082	16,477	284,942	1,663
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$30,709	$64,237	$5,423	$(38,951)
Net sales	$976,892	$494,058	$486,655	$(3,821)
Adjusted EBITDAP margin	3.2%	13.2%	1.2%	n/a
^ includes long-lived asset impairment charge in the first quarter of fiscal 2021

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended September 30, 2021
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(7,283)	$(9,070)	$(0.14)
Adjustments:
Loss on sale of assets and businesses	7,660	7,660	0.12
Restructuring costs	3,897	3,897	0.06
Pension charges	3,923	3,923	0.06
Adjusted income from continuing operations - non-GAAP	$8,197	$6,410	$0.10

	Six Months Ended September 30, 2021			Fiscal 2022 Guidance
	Pre-Tax	After-Tax	EPS
Loss from continuing operations - GAAP	$(36,420)	$(39,421)	$(0.61)	$(0.15) - $0.05
Adjustments:
Loss on sale of assets and businesses	13,629	13,629	0.21	0.21
Restructuring costs	8,382	8,382	0.13	0.13
Pension charges	20,046	20,046	0.31	0.31
Debt extinguishment loss	9,689	9,689	0.15	0.18
Adjusted income from continuing operations - non-GAAP	$15,326	$12,325	$0.19	$0.68 - $0.88

	Three Months Ended September 30, 2020
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(32,657)	$(33,489)	$(0.64)
Adjustments:
Loss on sale of assets and businesses, net	747	747	0.01
Restructuring costs	13,237	13,237	0.25
Refinancing costs	15,305	15,305	0.29
Adjusted loss from continuing operations - non-GAAP	$(3,368)	$(4,200)	$(0.08)

	Six Months Ended September 30, 2020 (1)
	Pre-Tax	After-Tax	Diluted EPS
Income from continuing operations - GAAP	$(307,590)	$(309,275)	$(5.95)
Adjustments:
Loss on sale of assets and businesses, net	747	747	0.01
Impairment of long-lived assets	252,382	252,382	4.86
Restructuring costs	28,676	28,676	0.55
Refinancing cost	15,305	15,305	0.29
Adjusted loss from continuing operations - non-GAAP*	$(10,480)	$(12,165)	$(0.23)
* Differences due to rounding

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
Operating income (loss) - GAAP	$16,451	$7,422	$37,283	$(244,970)
Adjustments:
Loss on sale of assets and businesses, net	7,660	747	13,629	747
Impairment of long-lived assets	—	—	—	252,382
Restructuring costs	3,897	13,237	8,382	28,676
Adjusted operating income - non-GAAP	$28,008	$21,406	$59,294	$36,835
Adjusted operating margin	7.8%	4.4%	7.9%	3.8%

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended September 30,		Six Months Ended September 30,		Fiscal 2022 Guidance
	2021	2020	2021	2020
Cash used in operating activities	$(36,012)	$(42,190)	$(185,526)	$(239,723)	$(110,000) - $(125,000)
Less:
Capital expenditures	(5,369)	(5,081)	(7,481)	(12,804)	~$25,000
Free cash use	$(41,381)	$(47,271)	$(193,007)	$(252,527)	$(135,000) - $(150,000)